Exhibit 2.3

FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 19, 2001 by and among SUIZA FOODS CORPORATION, a Delaware corporation (the “Borrower”), FIRST UNION NATIONAL BANK, as Administrative Agent (the “Administrative Agent”) for the lenders party to the Credit Agreement defined below (the “Lenders”), BANK ONE, NA, as Syndication Agent for the Lenders (the “Syndication Agent”), FLEET NATIONAL BANK, HARRIS TRUST AND SAVINGS BANK and SUNTRUST BANK, as Co-Documentation Agents (the “Documentation Agent”), and the Required Lenders.

RECITALS

      WHEREAS, the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lenders are parties to that certain Credit Agreement dated as of July 31, 2001 (the “Credit Agreement”), which provides for the making of revolving loans, term loans and other financial accommodations to the Borrower;

      WHEREAS, the Borrower has requested that the Required Lenders make certain modifications to the Credit Agreement; and

      WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth in this Amendment.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      Section 1.     Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

      Section 2.     Amendments to Credit Agreement and Schedules Thereto. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Required Lenders hereby agree that the Credit Agreement shall be amended effective on the Funding Date as follows:

      (a)     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of “Existing Letters of Credit”, “Intercreditor Agreement” and “Reimbursement Agreements” thereto in the appropriate alphabetical order:

“Existing Letters of Credit” means the letters of credit outstanding on the Funding Date and identified on Schedule 1.1(d) hereto.

      “Intercreditor Agreement” means the Intercreditor Agreement dated as of the Funding Date by and between the Administrative Agent and Bank One, NA (Main Office Chicago) (the “Receivables Agent”), as agent under the Amended and Restated Receivables Purchase Agreement, dated as of the Funding Date by and among the Borrower, the Subsidiaries of the Borrower party thereto, the Receivables Agent and the financial institutions parties thereto, as amended, modified or supplemented from time to time in accordance with its terms.

      “Reimbursement Agreement” means any agreement set forth on Schedule 1.1(e) hereto.

      (b)     The definitions of “Issuing Lender” and “Letter of Credit” in Section 1.1 of the Credit Agreement are each hereby amended in their entirety to read as follows:

“Letter of Credit” means any Existing Letter of Credit and any letter of credit issued by an Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

“Issuing Lender” means (a) with respect to any Existing Letter of Credit, the financial institutions shown on Schedule 1.1(d) as the issuer of such Letter of Credit and (b) with respect to any other Letter of Credit, (i) First Union or (ii) Bank One, as applicable.

      (c)     The definition of “Receivables Financing SPC” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Receivables Financing SPC” shall mean, in respect of any Permitted Receivables Financing, any Subsidiary or Affiliate of the Borrower to which any Credit Party sells, contributes or otherwise conveys Transferred Assets in connection with such Permitted Receivables Financing and each general partner of any such Subsidiary or Affiliate.

      (d)     The definition of “Security Documents” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Mortgage Instruments, the Intercreditor Agreement and such other documents executed in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

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      (e) Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows (the underlining demonstrates additions and the strikethroughs evidence deletions and are added herein this Amendment for clarification purposes only):

Section 2.3     Letter of Credit Subfacility.

      (a) Issuance. ~~Subject~~ The Existing Letters of Credit have been previously issued by the applicable Issuing Lender and subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the applicable Issuing Lender may reasonably require, during the Commitment Period the applicable Issuing Lender shall issue, and the Lenders having a Revolving Commitment shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the applicable Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. No Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, (i) so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; and (ii) a Letter of Credit may have an expiration date more than one year from the date of issuance if required under related industrial revenue bond documents and agreed to by the applicable Issuing Lender; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date which is five (5) Business Days prior to the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. First Union shall be the Issuing Lender on all Letters of Credit issued on or after the Funding Date. All ~~currently outstanding letters of credit issued by First Union for the account of the Borrower, its Subsidiaries, or any predecessor in interest of any of them, shall, as of the Funding Date, be considered Letters of Credit issued and subject to the terms~~ Existing Letters of Credit shall, as of the Funding Date, be deemed to have been issued pursuant hereto as “Letters of Credit” hereunder and subject to and governed by the terms and conditions of this Credit Agreement. It is hereby further agreed that any Existing Letter of Credit which is issued by an Issuing Lender other than First Union shall not be renewed and will be replaced upon its expiration with a Letter of Credit issued by First Union or Bank One, as the case may be, in its capacity as an Issuing Lender hereunder.

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      (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the applicable Issuing Lender and the Administrative Agent at least three (3) Business Days prior to the requested date of issuance. ~~The~~ Each Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding by such Issuing Lender and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. ~~The~~ Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit~~. The~~ issued by such Issuing Lender. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding related to the Letters of Credit issued by such Issuing Lender.

      (c) Participations. Each Lender with a Revolving Commitment, upon issuance of a Letter of Credit (other than a Letter of Credit in an original face amount of less than $1,000,000), shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit (including each Existing Letter of Credit) and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit (including each Existing Letter of Credit) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit, unless the applicable Issuing Lender acted with gross negligence or willful misconduct in issuing such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that ~~the~~ an Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to ~~the~~ such Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by ~~the~~ such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. The obligation of each Lender to so reimburse the Issuing ~~Lender~~ Lenders shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

      (d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the applicable Issuing Lender on the day of

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drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse ~~the~~ such Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage. Unless the Borrower shall immediately notify the applicable Issuing Lender and the Administrative Agent of its intent to otherwise reimburse ~~the~~ such Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans shall not be available, a Revolving Loan in the amount of the drawing as provided in subsection (c) below, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against ~~the~~ any Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The applicable Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the such Issuing Lender in Dollars and in immediately available funds, the amount of such Lender’s LOC Commitment Percentage of such unreimbursed drawing, unless ~~the~~ such Issuing Lender acted with gross negligence or willful misconduct in issuing such Letter of Credit. Such payment shall be made on the day such notice is received by such Lender from the Administrative Agent for the applicable Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Administrative Agent for the account of the applicable Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the applicable Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Administrative Agent for the account of the applicable Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender’s obligation to make such payment to the Administrative Agent for the account of the applicable Issuing Lender, and the right of ~~the~~ such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

      (c) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the

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Swingline Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Administrative Agent for the account of the applicable Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable to Administrative Agent for the account of the ~~the~~ applicable Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

      (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

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(g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(h) Uniform Customers and Practices. ~~The~~ Unless otherwise agreed to by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued, the applicable Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the “UCP”), or the International Standby Practices 1998 (“ISP”), in each case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

(i) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control. Each of the Reimbursement Agreements is and shall be deemed amended such that the representations and warranties, covenants and events of default (and definitions related thereto) set out in each respective Reimbursement Agreement (the “ Existing Provisions”), except to the extent they relate specifically to the relevant bonds or relevant remarketing program, conform with the representations and warranties, covenants and events of default (and definitions related thereto) set out in this Agreement (the “Incorporated Provisions”). So long as any obligations remain outstanding under the underlying revenue bonds related to any Letter of Credit or any documentation related thereto, such Incorporated Provisions shall survive (i) the payment in full of all obligations due the Lenders by the Borrower under this Agreement, (ii) the termination (for any reason) of this Agreement, (iii) the sale or participation (in whole or in part) of a Lender’s interest in this Agreement, or (iv) any other event which has an effect to terminate the obligations of the Borrower to the Lenders under this Agreement. Upon the happening of one of the events set forth in the immediately preceding sentence, the Borrower agrees to promptly execute a modification of the relevant Reimbursement Agreements to confirm such amendment. Notwithstanding the preceding sentence or the failure of any such modification to be executed, the Credit Parties, to the extent applicable, must remain in compliance with the Incorporated Provisions as if set forth in each of the Reimbursement Agreement. Any future modification of or amendment to the Incorporated Provisions shall be a modification of or amendment to the relevant Reimbursement Agreements for purposes of compliance with such Reimbursement Agreements. Likewise, if the Required Lenders grant a waiver of compliance of the Incorporated Provisions for any period, such waiver shall be deemed to be a waiver of compliance of the relevant Reimbursement Agreements for the limited period of time for which the waiver was granted.

      (e) Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.18 immediately to the end thereof:

      Section 9.18 Borrower Name Change Effective on Funding Date.

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It is hereby acknowledged and agreed that the Borrower will change its name to Dean Foods Company effective on the Funding Date and from after the Funding Date, all references in this Agreement or any other Credit Document, including without limitation, the Notes, shall be deemed to refer to Dean Foods Company, formerly known as Suiza Foods Corporation, as Borrower.

      B. The Schedules to the Credit Agreement are hereby amended by adding Annex I attached hereto as Schedule 1.1(d) to the Credit Agreement and Annex II attached hereto as Schedule 1.1(e) to the Credit Agreement.

      C. References in the Credit Agreement (including references to such Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Credit Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

      Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties in Article 3 of the Credit Agreement (as amended hereby) are true and correct on the date hereof as if made on and as of the date hereof as if each reference (whether direct or indirect) therein to “this Agreement” included reference to this Amendment and the Credit Agreement as amended hereby and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.

      Section 4. Condition Precedent. The amendments to the Credit Agreement set forth in Section 2 shall become effective on the Funding Date upon receipt by the Administrative Agent of executed counterparts to this Amendment from the Borrower, the Issuing Lenders and the Required Lenders.

      Section 5. Miscellaneous. Except as expressly provided herein, the Credit Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of North Carolina.

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      IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	SUIZA FOODS CORPORATION,
a Delaware corporation

By: /s/ Cory M. Olson

Name: Cory M. Olson
Title: V.P.

AGENTS AND LENDERS:	FIRST UNION NATIONAL BANK,
in its capacity as Administrative Agent and individually in its capacity as a Lender

By: /s/ Jorge A. Gonzalez

Name: Jorge A. Gonzalez
Title: Senior Vice President

[signature pages continue]

LENDERS:	THE BANK OF NOVA SCOTIA [Lender]

By: /s/ A.S. Norsworthy

Name: A.S. Norsworthy
Title: Sr. Team Leader-Loan Operations

LENDERS:	CREDIT LYONNAIS NEW YORK BRANCH [Lender]

By: /s/ Attila Koo

Name: Attila Koo
Title: Senior Vice President

LENDERS:	CITIBANK, N.A.
By: /s/ Danilo Ondina

Name: Danilo Ondina
Title: Vice President

LENDERS:	SunTrust Bank [Lender]
By: /s/ James V. Kenwood

Name: JAMES V. KENWOOD
Title: VICE PRESIDENT

LENDERS:	Sawgrass Trading LLC [Lender]
By: /s/ Diana L. Mushill

Name: DIANA L. MUSHILL
Title: ASST. VICE PRESIDENT

LENDERS:	Ag Star Financial Services, PCA [Lender] dba FCS Commercial Finance Group
By: /s/ Warren Shoen

Name: Warren Shoen
Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT AMONG SUIZA FOODS CORP.	AMMC CDO I, LIMITED By: American Money Management Corp. as Collateral Manager

By: /s/ David P. Meyer

Name: David P. Meyer

Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT AMONG SUIZA FOODS CORP.	AMMC CDO II, LIMITED By: American Money Management Corp. as Collateral Manager

By: /s/ David P. Meyer

Name: David P. Meyer

Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT AMONG SUIZA FOODS CORP.	NATIONAL WESTMINSTER BANK PLC By: NatWest Capital Markets Limited, its Agent Greenwich Capital Markets, Inc., its Agent
By: /s/ Harry Paschalidis

Name: Harry Paschalidis

Title: AVP

BNP Paribas
LENDERS:
By: /s/ Richard L. Sted

Name: Richard L. Sted

Title: Central Region Manager

By: /s/ Timothy J. Devane

Name: Timothy J. Devane

Title: Vice President

LENDERS:	CREDIT INDUSTRIEL ET COMMERCIAL
By: /s/ Sean Mounier

Name: Sean Mounier
Title: First Vice President

By: /s/ Brian O’Leary

Name: Brian O’Leary
Title: Vice President

LENDERS:	APEX (TRIMARAN) CDO I, LTD.
BY: Trimaran Advisors, L.L.C.

By: /s/ Dean T. Criares

Name: Dean T. Criares
Title: Managing Director

LENDERS:	VAN KAMPEN PRIME RATE
INCOME TRUST

BY: Van Kampen Investment Advisory Corp.

By: /s/ Darvin D. Pierce

Name: DARVIN D. PIERCE
Title: EXECUTIVE DIRECTOR

LENDERS:	VAN KAMPEN CLO I, LIMITED
By: Van Kampen Investment Advisory Corp As Collateral Manager
By: /s/ Darvin D. Pierce

Name: Darvin D. Pierce
Title: Executive Director

LENDERS:	VAN KAMPEN CLO II, LIMITED
By: Van Kampen Investment Advisory Corp As Collateral Manager
By: /s/ Darvin D. Pierce

Name: Darvin D. Pierce
Title: Executive Director

LENDERS:	VAN KAMPEN SENIOR INCOME TRUST
By: Van Kampen Investment Advisory Corp.
By: /s/ Darvin D. Pierce

Name: Darvin D. Pierce
Title: Executive Director

LENDERS:	THE BANK OF NEW YORK

[Lender]
By: /s/ David S. Sunderwirth

Name: David S. Sunderwirth
Title: Vice President

LENDERS:	ABN AMRO BANK N.V.
By: /s/ Ellen M. Coleman

Name: ELLEN M. COLEMAN
Title: GROUP VICE PRESIDENT
By: /s/ Delia B. Fance

Name: DELIA B. FANCE
Title: GROUP VICE PRESIDENT

LENDERS:	U.S. BANK NATIONAL ASSOCIATION
[Lender]
By: /s/ Douglas S. Hoffner

Name: Douglas S. Hoffner
Title: Vice President

LENDERS:	TORONTO DOMINION (NEW YORK), INC.
[Lender]
By: /s/ Stacey L. Malek

Name: Stacey L. Malek
Title: Vice President

LENDERS:	BANCO POPULAR DE PUERTO RICO
By: /s/ Hector A. Viña

Name: Hector A. Viña
Title: Vice President

LENDERS:	IKB CAPITAL CORPORATION
[Lender]
By: /s/ David Snyder

Name: DAVID SNYDER
Title: PRESIDENT

LENDERS:	The Northern Trust Company [Lender]

By: /s/ [ILLEGIBLE]

Name:
Title:

LENDERS:	RZB Finance LLC [Lender]

By: /s/ Christoph Hoedl

Name: CHRISTOPH HOEDL
Title: Assistant Vice President

/s/ John A. Valiska

Name: John A. Valiska
Title: Vice President

LENDERS:	Allied Irish Banks, plc. [Lender]

By: /s/ Rima Terradista

Name: Rima Terradista
Title: V.P.

/s/ Conor Geary

Name: Conor Geary
Title: V.P.

LENDERS:	BANK ONE, NA (Lender)

By: /s/ Kathy Turner

Name: Kathy Turner
Title: Director

LENDERS:	Baycrische Hypo-und Vereinsbank, AG New York Branch [Lender]

By: /s/ Francesco Ossino

Name: FRANCESCO OSSINO
Title: DIRECTOR

By: /s/ David M. Harnisch

Name: DAVID M. HARNISCH
Title: MANAGING DIRECTOR

LENDERS:	Oak Brook Bank

By: /s/ Henry Wessel

Name: Henry Wessel
Title: Vice President

LENDERS:	COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By: /s/ David L. Streeter Name: DAVID L. STREETER Title: VICE PRESIDENT	By: /s/ W. Jeffrey Vollack Name: W. Jeffrey Vollack Title: Managing Director Senior Credit Officer

LENDERS:	NORTHWOODS CAPITAL, LIMITED BY: ANGELO, GORDON & CO., L.P., AS COLLATERAL MANAGER [Lender]

By: /s/ John W. Fraser

Name: JOHN W. FRASER
Title: MANAGING DIRECTOR

LENDERS:	NORTHWOODS CAPITAL II, LIMITED BY: ANGELO, GORDON & CO., L.P., AS COLLATERAL MANAGER [Lender]

By: /s/ John W. Fraser

Name: John W. Fraser
Title: Managing Director

LENDERS:	NORTHWOODS CAPITAL III, LIMITED BY: ANGELO, GORDON & CO., L.P., AS COLLATERAL MANAGER [Lender]

By: /s/ John W. Fraser

Name: JOHN W. FRASER
Title: MANAGING DIRECTOR

Thoroughbred Limited Partnership I By: Appaloosa Management L.P., its general partner By: Appaloosa Management, Inc., its general partner

By: /s/ James E. Bolin

Name: James E. Bolin
Title: Vice President

[signature page continue]

ARES Leveraged Investment Fund II, L.P.

By: ARES Management II, L.P.
Its: General Partner

By: /s/ David A. Sachs

Name: David A. Sachs
Title: Vice President

ARES III CLO Ltd.

By: ARES CLO Management, LLC
Its: Investment Manager

By: /s/ David A. Sachs

Name: David A. Sachs
Title: Vice President

ARES IV CLO LTD.

By: Ares CLO Management IV, L.P.
Investment Manager

By: Ares CLO GP IV, LLC
Its: Managing Member

By: /s/ David A. Sachs

Name: David A. Sachs
Title: Vice President

Ares V CLO LTD.

By: Ares CLO Management V, L.P.,
Investment Manager

By: Ares CLO GP V, LLC,
Its: Managing Member

By: /s/ David A. Sachs

Name: David A. Sachs
Title: Vice President

LENDERS:	BANK OF MONTREAL

[Lender]

By: /s/ Rebecca D. Kuntz

Name: Rebecca D. Kuntz
Title: Vice President

LENDERS:	JPMorgan Chase Bank

By: /s/ Buddy Wuthrich

Name: Buddy Wuthrich
Title: Vice President

LENDERS:	Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager for DENALI CAPITAL CLO I, LTD.

By: /s/ John Thacker

Name: John Thacker
Title: Chief Credit Officer

LENDERS:	Fidelity Advisor Series II: Advisor High Yield Collective Trust

[Lender]

By: /s/ John H. Costello

Name: JOHN H. COSTELLO
Title: Assistant Treasurer

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

By: /s/ ILLEGIBLE

Name:
Title:

THE ING CAPITAL SENIOR SECURED HIGH
INCOME HOLDINGS FUND, LTD.

BY: ING Capital Advisors LLC, as Investment Manager

BY: /s/ Helen Y. Rhee

Name: HELEN Y. RHEE
Title: VICE PRESIDENT & PORTFOLIO MANAGER

NEMEAN CLO, LTD.

BY: ING Capital Advisors LLC, as Investment Manager

BY: /s/ Helen Y. Rhee

Name: HELEN Y. RHEE
Title: VICE PRESIDENT & PORTFOLIO MANAGER

ARCHIMEDES FUNDING IV (CAYMAN), LTD.

BY: ING Capital Advisors LLC, as Collateral Manager

BY: /s/ Helen Y. Rhee

Name: HELEN Y. RHEE
Title: VICE PRESIDENT & PORTFOLIO MANAGER

ARCHIMEDES FUNDING III, LTD.

BY: ING Capital Advisors LLC, as Collateral Manager

BY: /s/ Helen Y. Rhee

Name: HELEN Y. RHEE
Title: VICE PRESIDENT & PORTFOLIO MANAGER

SEQUILS-ING I (HBDGM), LTD.

BY: ING Capital Advisors LLC, as Collateral Manager

BY: /s/ Helen Y. Rhee

Name: HELEN Y. RHEE
Title: VICE PRESIDENT & PORTFOLIO MANAGER

LENDERS:	Debt Strategies Fund, Inc.

[Lender]

By: /s/ Anthony Heyman

Name: Anthony Heyman
Title: AUTHORIZED SIGNATORY

LENDERS:	Merrill Lynch Senior Floating Rate Fund, Inc.

[Lender]

By: /s/ Anthony Heyman

Name: Anthony Heyman
Title: AUTHORIZED SIGNATORY

LENDERS:	Master Senior Floating Rate Trust

[Lender]

By: /s/ Anthony Heyman

Name: Anthony Heyman
Title: AUTHORIZED SIGNATORY

LENDERS:	Senior High Income Portfolio, Inc.

[Lender]

By: /s/ Anthony Heyman

Name: Anthony Heyman
Title: AUTHORIZED SIGNATORY

LENDERS:	Metropolitan Life Insurance Company

[Lender]

By: /s/ James R. Dingler

Name: James R. Dingler
Title: Director

LENDERS:	Scudder Floating Rate Fund

[Lender]

By: /s/ Kenneth Weber

Name: Kenneth Weber
Title: Sr. Vice President

LENDERS:	OAK HILL SECURITIES FUND, L.P.

By: Oak Hill Securities GenPar, L.P.
its General Partner

By: Oak Hill Securities MGP, Inc.
its General Partner

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Vice President

LENDERS:	OAK HILL CREDIT PARTNERS I, LIMITED

By: Oak Hill CLO Management I, LLC
as Investment Manager

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Authorized Person

LENDERS:	THE GOVERNOR AND COMPANY OF
THE BANK OF IRELAND

By: /s/ Brendan McLoughlin

Name: Brendan McLoughlin
Title: Authorised Signatory

By: /s/ Martina Maher

Name: Martina Maher
Title: Authorised Signatory

LENDERS:	SEQUILS PILGRIM-1, Ltd.
By: ING Pilgrim Investments LLC as its investment manager

By: /s/ Jason Groom

Name: Jason Groom
Title: Vice President

LENDERS:	PILGRIM PRIME RATE TRUST
By: ING Pilgrim Investments LLC
as its investment manager

By: /s/ Jason Groom

Name: Jason Groom
Title: Vice President

LENDERS:	PILGRIM SENIOR INCOME FUND
By: ING Pilgrim Investments LLC
as its investment manager

By: /s/ Jason Groom

Name: Jason Groom
Title: Vice President

LENDERS:	ML CLO XV PILGRIM AMERICA (CAYMAN) Ltd.
By: ING Pilgrim Investments LLC
as its investment manager

By: /s/ Jason Groom

Name: Jason Groom
Title: Vice President

LENDERS:	PILGRIM AMERICA HIGH INCOME INVESTMENTS INC., LTD.
By: ING Pilgrim Investments LLC
as its investment manager

By: /s/ Jason Groom

Name: Jason Groom
Title: Vice President

LENDERS:	KZH CNC LLC as a Lender

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH CRESCENT LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH CRESCENT-2 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH CRESCENT-3 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH CYPRESSTREE-1 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH ING-1 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH ING-2 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH ING-3 LLC

By: /s/ Anthony Iarrobino

Name: ANTHONY IARROBINO
Title: AUTHORIZED AGENT

LENDERS:	KZH PONDVIEW LLC
as a Lender

By: /s/ Anthony Iarrobino

Name: Anthony Iarrobino
Title: Authorized Agent

LENDERS:	KZH RIVERSIDE LLC
as a Lender

By: /s/ Anthony Iarrobino

Name: Anthony Iarrobino
Title: Authorized Agent

LENDERS:	KZH SHOSHONE LLC
as a Lender

By: /s/ Anthony Iarrobino

Name: Anthony Iarrobino
Title: Authorized Agent

LENDERS:	KZH STERLING LLC
as a Lender

By: /s/ Anthony Iarrobino

Name: Anthony Iarrobino
Title: Authorized Agent

LENDERS:	KZH WATERSIDE LLC
as a Lender

By: /s/ Anthony Iarrobino

Name: Anthony Iarrobino
Title: Authorized Agent

LENDERS:	HARRIS TRUST AND SAVINGS BANK

By: /s/ Michael L. Laurie

Name: Michael L. Laurie
Title: Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION

By: /s/ W. Jerome McDermott

Name: W. Jerome McDermott
Title: Duly Authorized Signatory

LENDERS:	GUARANTY BANK

[Lender]

By: /s/ Michael J. Ansolabehere

Name: Michael J. Ansolabehere
Title: Vice President

LENDERS:	Whitney Private Debt Fund, L.P. [Lender]

By: /s/ Michael B. DeFlorio

Name: Michael B. DeFlorio
Title: Managing Director

LENDERS:

[Oppenheimer Senior Floating Rate Fund]

By: /s/ Lisa Chaffee

Name: Lisa Chaffee
Title: Manager

LENDERS:

[Harbourview CDO II]

By: /s/ Lisa Chaffee

Name: Lisa Chaffee
Title: Manager

LENDERS:	Stanwich Loan Funding LLC

[Lender]

By: /s/ Diana L. Mushill

Name: Diana L. Mushill
Title: Asst. Vice President

LENDERS:	Winged Foot Funding Trust [Lender]

By: /s/ DIANA L. MUSHILL Name: Diana L. Mushill Title: Authorized Agent

LENDERS:	Riviera Funding LLC [Lender]

By: /s/ DIANA L. MUSHILL Name: Diana L. Mushill Title: Asst. Vice President

LENDERS:	The Industrial Bank of Japan, Limited [Lender]

By: /s/ WALTER R. WOLFF Name: Walter R. Wolff Title: Joint General Manager and Group Head

LENDERS:	CITIBANK, N.A.

By: /s/ DANILO ONDINA Name: Danilo Ondina Title: Vice President

LENDERS:	COBANK, ACB
[Lender]

By: /s/ Thomas R. Fagerquist

Name: Thomas R. Fagerquist
Title: Assistant Vice President

LENDERS:	HELLER FINANCIAL ASSET
MANAGEMENT LLC

By: /s/ Julia F. Maslanka

Name: Julia F. Maslanka
Title: Vice President

LENDERS:	WEST LOOP CLO-1, L.P.

By: HELLER FINANCIAL ASSET
MANAGEMENT LLC
Authorized Agent

By: /s/ Julia F. Maslanka

Name: Julia F. Maslanka
Title: Vice President

LENDERS:	ABBES NATIONAL TREASURY SERVICES PLC

[Lender]

By: /s/ Ian Richardson

Name: Ian Richardson
Title: Vice President

LENDERS:

New York Life Insurance Company

[Lender]

By:	/s/ DAVID MELKA

Name: David Melka
Title: Investment Vice President

LENDERS:

New York Life Insurance and Annuity Corporation
By: New York Life Investment Management LLC,
Its Investment Manager

[Lender]

By:	/s/ DAVID MELKA

Name: David Melka
Title: Vice President

LENDERS:

ELF FUNDING TRUST III
By: New York Life Investment Management LLC,
As Attorney-in-Fact

[Lender]

By:	/s/ DAVID MELKA

Name: David Melka
Title: Vice President

ANNEX I

Schedule 1.1(d)

EXISTING LETTERS OF CREDIT

See attached

ANNEX II

Schedule 1.1(e)

REIMBURSEMENT AGREEMENTS

1.	Reimbursement and Security Agreement, dated August 1, 1990, by and among Green Bay Food Company, Dean Foods Company, and Wachovia Bank and Trust Company, N.A., pursuant to which Wachovia Bank and Trust Company, N.A., issued Irrevocable Letter of Credit No. LC 968-090582-G, dated August 23, 1990, for the benefit of First-Citizens Bank & Trust Company, as trustee, and the account of Green Bay Food Company in support of the $3,650,000 City of Atkins, Arkansas, Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Green Bay Food Company Project), Series 1990, due August 1, 2010.

2.	Reimbursement and Security Agreement, dated November 1, 1995, between Dean Foods Company and Wachovia Bank of Georgia, National Association, pursuant to which Wachovia Bank of Georgia, National Association, issued Irrevocable Letter of Credit No. LC 870-007354, dated November 1, 1995, for the benefit of First-Citizens Bank & Trust Company, as trustee, and the account of Dean Foods Company, in support of the $6,000,000 City of Murray, Kentucky, Tax-Exempt Adjustable Mode Industrial Development Revenue Refunding Bonds (Dean Foods Company Project), Series 1995, dated November 1, 1995.

3.	Reimbursement and Security Agreement, dated December 1, 1996, among Mayfield Dairy Farms, Inc., Dean Foods Company, and Wachovia Bank of Georgia, National Association, pursuant to which Wachovia Bank of Georgia, National Association, issued Irrevocable Letter of Credit No. LC 870-081124, dated December 20, 1996, for the benefit of First-Citizens Bank & Trust Company, as trustee, and the account of Mayfield Dairy Farms, Inc., in support of the $8,200,000 Joint Development Authority of Athens-Clarke County, Jackson County, Madison County, Morgan County, Oconee County, Oglethorpe County and Walton County, Georgia, Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Mayfield Dairy Farms, Inc. Project), Series 1996, dated December 20, 1996, due December 1, 2021, guaranteed by Dean Foods Company.

4.	Amended and Restated Letter of Credit and Reimbursement Agreement, dated May 18, 1998, by and between DFC Acquisition Co. and American National Bank and Trust Company of Chicago and the related Guaranty of Payment and Performance executed by Dean Foods Company (now known as Dean Holding Company) to American National Bank and Trust Company of Chicago of even date therewith, pursuant to which American National Bank and Trust Company of Chicago, issued Irrevocable Letter of Credit No. 60006833, dated June 25, 1992, for the benefit of Norwest Bank Wisconsin, National Association, as trustee, and the account of Randolph Pickle Corporation, in support of $5,900,000 Illinois Development Finance Authority, Industrial Development Revenue Bonds, Series 1992 (Randolph Pickle Corporation Project) due June 1, 2012, guaranteed by Dean Foods Company.

5.	Reimbursement agreements contained in each Application for Letter of Credit submitted to the issuer of each Existing Letter of Credit not listed above.